Exhibit 99.3

INDEX TO PRO FORMA FINANCIAL INFORMATION

CELSIUS HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Acquisition of Func Food Group Oyj

Celsius Holdings, Inc. (“the Company”) acquired 100% of Func Food Group Oyj (“Func Food”) on October 25, 2019 (“the Acquisition”). The Acquisition was structured as a purchase of all of Func Food’s equity shares and a restructuring of Func Food’s preexisting debt. Total consideration was approximately $23.4 million, which consisted of approximately $14.8 million in cash and $8.6 million of newly issued bonds (net of discount and issuance costs totaling $0.7 million). In addition to the aforementioned bond issuance, the Company financed the acquisition by issuing new common shares.

Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined financial statements were derived from the historical consolidated financial statements of the Company, which were prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

The unaudited pro forma condensed combined balance sheet as of September 30, 2019 gives effect to the acquisition, as if it had occurred on that date. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 and for the fiscal year ended December 31, 2018, give effect to the acquisition, as if it had occurred on January 1, 2018, the first day of the previous fiscal year.

The assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements. The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information, and the Company believes such assumptions are reasonable under the circumstances.

The preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and income statement. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation may include (1) changes in fair value of inventories, (2) changes in fair values of property and equipment, (3) changes in goodwill and allocations to intangible assets such as trade names, technology, and customer relationships, and (4) other changes to assets and liabilities. Please refer to Note 5b to the unaudited pro forma condensed combined financial statements for additional details.

The following unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements of the Company, the accompanying notes to those financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and Quarterly Report on Form 10-Q for the third quarter of fiscal year 2019 ended September 30, 2019. The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the Company’s results of operations or financial condition would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated, and they do not assert to project the Company’s results of operations or financial condition for any future period or as of any future date.

FORWARD LOOKING STATEMENT: The unaudited pro forma condensed combined financial statements and the accompanying notes to the financial statements may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Celsius Holdings’ future results of operations and/or financial position, or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would,” or similar words. You should not rely on forward-looking statements since Celsius Holdings’ actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; and other risks and uncertainties discussed in the reports Celsius Holdings has filed previously with the Securities and Exchange Commission. Celsius Holdings does not intend to and undertakes no duty to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Celsius Holdings, Inc. and Subsidiaries

Pro Forma Condensed Combined Balance Sheets

(Unaudited)

As of September 30, 2019

	Historical
	Celsius Holdings, Inc. (as reported)	Func Food Group Oyj	Pro Forma Adjustments		Notes	Combined Pro Forma
ASSETS
Current assets:
Cash	$20,531,891	$597,194	$			$21,129,085
Accounts receivable-net	14,008,998	2,556,442		(5,215,847)	5(b)	11,349,593
Note receivable-current	1,149,791	-		-		1,149,791
Unbilled royalty revenue	252,302	-		-		252,302
Inventories-net	8,786,975	2,510,254		(627,467)	5(c)	10,669,762
Prepaid expenses and other current assets	4,212,180	67,028		-		4,279,208
Total current assets	48,942,137	5,730,918		(5,843,314)		48,829,741

Cash held in escrow	14,849,999	-		(14,849,999)	5(a)	-
Note receivable-long term	10,348,115	-		-		10,348,115
Operating lease-right of use asset	153,257	-		-		153,257
Finance lease-right of use asset	-	543,391		-		543,391
Property and equipment-net	128,886	506,992		-		635,878
Deferred tax assets	-	54,622		-		54,622
Other intangible assets – predecessor	-	26,888,434		(26,888,434)	5(d)	-
Goodwill – predecessor	-	12,775,281		(12,775,281)	5(d)	-
Goodwill	-	-		30,061,284	5(d)	30,061,284
Total Assets	$74,422,394	$46,499,638		$(30,295,744)		$90,626,289

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Predecessor bonds payable-net	$-	$32,281,004		$(32,281,004)	5(f)	$-
Bonds payable-net	-	-		8,575,889	5(e)	8,575,889
Accounts payable and accrued expenses	10,808,603	11,719,907		(5,215,847)	5(b)	17,312,663
Other current liabilities	117,445	-		-		117,445
Operating lease liability-current	146,584	-		-		146,584
Finance lease liability-current	-	490,918		-		490,918
Total current liabilities	11,072,632	44,491,829		(28,920,962)		26,643,499

Long-term liabilities:
Convertible notes payables -related party-net	-	12,475,933		(12,475,933)	5(f)	-
Loans payable-net	-	5,478,432		(5,478,432)	5(f)	-
Operating lease liability-long term	12,747	-		-		12,747
Finance lease liability-long term	-	255,420		-		255,420
Deferred tax liabilities	-	5,860,897		(5,860,897)	5(d)	-
Other long-term liabilities	-	377,608		-		377,608
Total Liabilities	11,085,379	68,940,119		(52,736,224)		27,289,274

Stockholders’ Equity (Deficit):
Preferred stock	-	-		-		-
Common stock	68,876	-				68,876
Additional paid-in capital	126,075,609	-				126,075,609
Accumulated other comprehensive loss	(571,120)	-		-		(571,120)
Accumulated deficit	(62,236,350)	-		-		(62,236,350)
Pre-acquisition capital and deficit of Func Food Group Oyj	-	(22,440,480)		22,440,480	5(d)	-
Total Stockholders’ Equity (Deficit)	63,337,015	(22,440,480)		22,440,480		63,337,015
Total Liabilities and Stockholders’ Equity (Deficit)	$74,422,394	$46,499,638		$(30,295,744)		$90,626,289

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Celsius Holdings, Inc. and Subsidiaries

Pro Forma Condensed Combined Statements of Operations

(Unaudited)

For the Nine Months Ended September 30, 2019

	Historical
	Celsius Holdings, Inc. (as reported)	Func Food Group Oyj	Pro Forma Adjustments	Notes	Combined Pro Forma
Revenue	$51,031,426	$28,567,930	$(7,635,844)	5(g)	$71,963,512
Cost of revenue	29,821,968	21,388,745	(7,008,378)	5(g)	44,202,335
Gross profit	21,209,458	7,179,186	(627,467)		27,761,177

Selling and marketing expenses	14,086,910	5,741,824	-		19,828,734
General and administrative expenses	7,249,378	5,790,123	(441,741)	5(h)	12,597,760
Total operating expenses	21,336,288	11,531,947	(441,741)		32,426,494
			-		-
Loss from operations	(126,830)	(4,352,762)	(185,725)		(4,665,317)

Other Income (Expense):
Interest income	288,070	1,862	-		289,932
Interest Expense	(348,493)	(4,925,798)	-		(5,274,291)
Interest on other obligations	(12,041)	-	-		(12,041)
Amortization of discount on notes payable	(707,285)	-	-		(707,285)
Gain on Investment repayment-China	12,050,921	-	-		12,050,921
Other income	-	1,205,287	-		1,205,287
Total other income (expense)	11,271,172	(3,718,649)	-		7,552,523

Net Income (Loss)	$11,144,342	$(8,071,411)	$(185,725)		$2,887,206

Income per share:
Basic	$0.19				$0.05
Diluted (1)	$0.20				$0.06
Weighted average shares outstanding:
Basic	58,023,685				58,023,685
Diluted	62,050,032				62,050,032

(1) Net income used to calculate diluted income per share includes an increase of $1,055,779, reflecting an adjustment to remove the effect of interest and discount amortization related to convertible notes payable held by Celsius Holdings, Inc. during the period. See note 2 in the Company’s Quarterly Report on Form 10-Q for the third quarter of fiscal year 2019 ended September 30, 2019.

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Celsius Holdings, Inc. and Subsidiaries

Pro Forma Condensed Combined Statements of Operations

(Unaudited)

For the Year Ended December 31, 2018

	Historical
	Celsius Holdings, Inc. (as reported)	Func Food Group Oyj	Pro Forma Adjustments	Notes	Combined Pro Forma
Revenue	$52,603,986	$39,009,129	$(9,239,312)	5(g)	$82,373,802
Cost of revenue	31,543,608	28,936,551	(8,510,236)	5(g)	51,969,923
Gross profit	21,060,378	10,072,577	(729,076)		30,403,879

Selling and marketing expenses	21,213,530	9,096,967	-		30,310,497
General and administrative expenses	10,487,592	18,384,537	-		28,872,129
Total operating expenses	31,701,122	27,481,504	-		59,182,626
			-		-
Loss from operations	(10,640,744)	(17,408,927)	(729,076)		(28,778,747)

Other expense (income):
Interest income	-	2,375	-		2,375
Interest expense	(174,409)	(5,326,017)	-		(5,500,426)
Loss on debt extinguishment	(377,048)	-	-		(377,048)
Amortization of discount on notes payable	(14,447)	-	-		(14,447)
Other income	-	479,799	-		479,799
Total other expense	(565,904)	(4,843,843)	-		(5,409,747)

Net Loss	(11,206,648)	(22,252,769)	(729,076)		(34,188,493)

Preferred stock dividend – other	(213,133)	-	-		(213,133)
Net loss available to common stockholders	$(11,419,781)	$(22,252,769)	$(729,076)		$(34,401,626)

Loss per share:
Basic and diluted	$(0.23)				$(0.59)
Weighted average shares outstanding:	50,050,696		7,986,110	5(i)	58,036,806

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Celsius Holdings, Inc. and Subsidiaries

Notes to Pro Forma Condensed Combined Financial Information

(Unaudited)

1	BASIS OF PRESENTATION

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has performed preliminary estimates of the fair value of the assets acquired and liabilities assumed of Func Food Group Oyj (“Func Food”) and conformed the accounting policies of Func Food to its own accounting policies.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of Func Food as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

The historical financial statements of Func Food were prepared under International Financial Reporting Standards (“IFRS”). The Company did not note any material differences from U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) for Func Food and therefore no pro forma adjustments were required to convert Func Food’s historical financial information from IFRS to U.S. GAAP. As such, the financial information reflected in the Func Food Financial Statements is being reflected as provided, under IFRS basis.

2	FOREIGN CURRENCY CONVERSION

The historical financial information of Func Food was translated from Euros to U.S. dollars using the following historical exchange rates:

USD / EUR
Period end exchange rate as of September 30, 2019	1.09
Average exchange rate for nine months ended September 30, 2019	1.12
Average exchange rate for year ended December 31, 2018	1.18

3	ACQUISITION CONSIDERATION AND FINANCING TRANSACTIONS

The Company completed the acquisition of Func Food for total consideration of approximately $23.4 million, consisting of $14.8 million in cash and $8.6 million of newly issued bonds (net of discount and issuance costs totaling $0.7 million). In addition to the bond issuance, the Company financed the purchase by issuing 7,986,110 common shares on September 16, 2019 for net proceeds of $27.0 million.

The preceding dollar amounts have been translated using the September 30, 2019 period end exchange rate (see note 2) and may vary from the amounts recognized on the actual closing date of October 25, 2019, due to fluctuations in the exchange rate.

4	PRELIMINARY PURCHASE PRICE ALLOCATION

The following table summarizes the initial allocation of the preliminary purchase price as of September 30, 2019:

Cash	$597,194
Accounts receivable-net	2,556,442
Inventories-net	1,882,787
Prepaid expenses and other current assets	67,028
Finance lease-right of use asset	543,391
Property and equipment-net	506,992
Deferred tax assets	54,622
Accounts payable and accrued expenses	(11,719,907)
Finance lease liability-current	(490,918)
Finance lease liability-long term	(255,420)
Other long-term liabilities	(377,608)
Total identifiable net assets	(6,635,396)

Goodwill	30,061,284

Total Consideration (note 3)	$23,425,888

The preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and income statement. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation may include (1) changes in fair value of inventories, (2) changes in fair values of property and equipment, (3) changes in goodwill and allocations to intangible assets such as trade names, technology, and customer relationships, and (4) other changes to assets and liabilities. The accounts payable include $5.2 million of payables due to the Company. Please refer to Note 5b below for additional details.

The preceding dollar amounts have been translated using the September 30, 2019 period end exchange rate (see note 2) and may vary from the amounts recognized on the actual closing date of October 25, 2019, due to fluctuations in the exchange rate.

5	PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a) Represents the payment of cash consideration of $14.8 million related to the Func Food acquisition.

(b) Represents elimination of $5.2 million of intercompany accounts receivable and accounts payable between the Company and Func Food as of September 30, 2019, of which $1.2 million is offset by unsold Celsius inventory remaining in Func Food’s historical balance sheet which was acquired as part of the transaction and of which $0.7 million was settled prior to the acquisition closing date. The remaining balance is expected to be properly settled.

(c) Represents elimination of $0.6 million of intercompany profit in ending inventory.

(d) Represents adjustment to remove Func Food’s historical equity, intangible assets, related deferred tax liabilities, and historical goodwill and the net impact is reflected in the estimated acquisition goodwill. As discussed in note 4, the Company is in process of completing the detailed valuation of the acquisition, including allocations to intangible assets. As a preliminary estimate, the Company has allocated the entirety of the excess of consideration above acquired net assets to goodwill. The Company expects a portion of this preliminary goodwill to be allocated to identifiable intangible assets upon completion of the detailed valuation.

(e) Represents adjustment to record the bond issuance, net of discount and debt issuance costs (see note 3).

(f) Represents elimination of Func Food’s historical debt. The Company acquired the rights to this debt from Func Food’s former creditors. As such, this debt is considered to be intercompany and is therefore eliminated from the condensed combined financial statements of the Company.

(g) Represents the elimination of intercompany profit for sales made by the Company to Func Food.

(h) Represents removal of incremental transaction costs that are directly attributable to the acquisition and which will not have a continuing impact.

(i) Represents the increase in the weighted average shares in connection with the issuance of 7,986,110 common shares to finance the acquisition. (See note 3).

6	OMITTED PRO FORMA ADJUSTMENTS

The pro forma condensed combined statements of operations do not include adjustments to reflect additional interest expense and amortization of discount and issuance costs resulting from the bond issuance used to finance the acquisition, because such additional interest expense and amortization will be included in the Company’s income within the 12 months succeeding the acquisition (the bonds mature October 2020) and will not have a recurring impact thereafter.

7	NON-RECURRING CHARGES INCLUDED IN PRO FORMA INFORMATION

The historical financial statements of Func Food include the following non-recurring amounts, which are not expected to have an ongoing effect after the acquisition. However, they have not been reflected in the pro-forma results because they were not directly related to the acquisition. If these items had been excluded, it would have improved gross profit, loss from operations and the net income or loss for the periods. Specifically, gross profit would have been $29,981,038 and $31,993,404 or 41.7% and 38.8% of net revenue, for the nine-and twelve-months ending September 30, 2019 and December 31, 2018, respectively. Additionally, losses from operations would have amounted to $2,126,235 and $17,679,680, for the nine-and twelve-months ending September 30, 2019 and December 31, 2018, respectively. Furthermore, net income would have amounted to $9,608,316 or $0.17 for basic earnings per share and $0.15 for fully dilutive earnings per share and a net loss available to common stockholders of $19,090,776 or a loss of $0.33 per basic earnings per share for the nine-and twelve-months ending September 30, 2019 and December 31, 2018, respectively.

	Historical Non-Recurring Charges
	Func Food Group Oyj
	Nine Months Ended September 30, 2019	Year Ended December 31, 2018	Financial Statement Line Item
Impairment of inventory	2,219,861	1,589,525	Cost of revenue
Restructuring charges	319,222	387,906	General & administrative expenses
Impairment of intangible assets and goodwill	-	9,121,635	General & administrative expenses
Interest Expense(a)	4,182,028	4,211,783	Interest expense
Total non-recurring charges included in pro forma information	$6,721,110	$15,310,850

(a) Includes Func Food Group’s historical interest expense on restructured debt less interest expense on the newly issued bonds to partially finance the acquisition. Please refer to Note 3, for further details.